UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2025

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(702) 945-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2025, Gryphon Digital Mining, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors and certain directors and officers of the Company (and certain of their affiliated parties) for the purpose of raising approximately $2.85 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell in a registered direct offering an aggregate of (i) 6,941,856 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (ii) warrants to purchase 6,941,856 shares of Common Stock at an exercise price of $1.50 per share (the “Common Warrants”), at a combined purchase price per share and accompanying Common Warrant equal to $0.40 for third-party investors and $0.516 for directors and officers of the Company.

The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about January 14, 2025, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes, including without limitation, funding of new bitcoin mining locations, capital expenditures, funding potential acquisitions of additional new mining equipment, other potential or announced acquisitions, AI and high performance computing infrastructure, investments in existing and future Bitcoin mining projects and repurchases and redemptions of its common stock, and general working capital.

The Shares and Common Warrants were offered and sold by the Company pursuant to a prospectus supplement which was filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2025 in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on February 28, 2024 and subsequently declared effective on April 3, 2024 (File No. 333-277060) (the “Registration Statement”).

The forms of the Purchase Agreement and Common Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Common Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: January 13, 2025	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer

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